UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

Chevron Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road, San Ramon, CA	94583
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 842-1000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.75 per share	CVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 11, 2020, Chevron Corporation (the “Corporation”) issued its 1.141% Notes Due 2023 in the aggregate principal amount of $1,200,000,000 (the “2023 Fixed Rate Notes”), its Floating Rate Notes Due 2023 in the aggregate principal amount of $300,000,000 (the “2023 Floating Rate Notes”), its 1.554% Notes Due 2025 in the aggregate principal amount of $2,500,000,000 (the “2025 Fixed Rate Notes”), its 1.995% Notes Due 2027 in the aggregate principal amount of $1,000,000,000 (the “2027 Fixed Rate Notes”), its 2.236% Notes Due 2030 in the aggregate principal amount of $1,500,000,000 (the “2030 Fixed Rate Notes”), its 2.978% Notes Due 2040 in the aggregate principal amount of $500,000,000 (the “2040 Fixed Rate Notes”) and its 3.078% Notes Due 2050 in the aggregate principal amount of $1,000,000,000 (the “2050 Fixed Rate Notes”, and together with the 2023 Fixed Rate Notes, the 2023 Floating Rate Notes, the 2025 Fixed Rate Notes, the 2027 Fixed Rate Notes, the 2030 Fixed Rate Notes and the 2040 Fixed Rate Notes, the “Notes”). The Notes were issued pursuant to an Indenture, dated as of May 11, 2020 (the “Indenture”), as supplemented by the First Supplemental Indenture, dated as of May 11, 2020 (the “First Supplemental Indenture”), each being between the Corporation and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

On May 7, 2020, the Corporation entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Barclays Capital Inc., BofA Securities, Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Corporation agreed to issue and sell the Notes to the Underwriters. The provisions of the Underwriting Agreement are incorporated herein by reference.

The 2023 Fixed Rate Notes and the 2023 Floating Rate Notes will mature on May 11, 2023, the 2025 Fixed Rate Notes will mature on May 11, 2025, the 2027 Fixed Rate Notes will mature on May 11, 2027, the 2030 Fixed Rate Notes will mature on May 11, 2030, the 2040 Fixed Rate Notes will mature on May 11, 2040 and the 2050 Fixed Rate Notes will mature on May 11, 2050.

The Corporation will pay interest on (i) the 2023 Fixed Rate Notes, the 2025 Fixed Rate Notes, the 2027 Fixed Rate Notes, the 2030 Fixed Rate Notes, the 2040 Fixed Rate Notes, and the 2050 Fixed Rate Notes on May 11 and November 11 of each year starting on November 11, 2020, and (ii) the 2023 Floating Rate Notes on February 11, May 11, August 11 and November 11 of each year starting on August 11, 2020. The 2023 Floating Rate Notes will bear interest at a floating rate equal to three-month London Interbank Offered Rate (“LIBOR”) plus 0.90%, subject to the provisions set forth in the Final Prospectus Supplement filed with the Securities and Exchange Commission on May 8, 2020 (Registration No. 333-224637) (the “Final Prospectus Supplement”). The Corporation will have the right to redeem the fixed rate notes in whole or in part at any time prior to maturity at the redemption price described in the Final Prospectus Supplement. The Corporation will not have the right to redeem the 2023 Floating Rate Notes prior to maturity.

The Corporation has filed with the Securities and Exchange Commission a Prospectus dated May 3, 2018 (Registration No. 333-224637), a Preliminary Prospectus Supplement dated May 7, 2020, a Free Writing Prospectus dated May 7, 2020 and the Final Prospectus Supplement dated May 7, 2020 in connection with the public offering of the Notes.

The descriptions of the Underwriting Agreement, the Indenture and the First Supplemental Indenture are qualified in their entirety by the terms of such agreements themselves. Please refer to such agreements, and the forms of the Notes, each of which is incorporated herein by reference and attached to this report as Exhibits 1.1, 4.1, 4.2, and 4.3, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1

Underwriting Agreement, dated May 7, 2020, among the Corporation and J.P. Morgan Securities LLC, Barclays Capital Inc., BofA Securities, Inc. and Citigroup Global Markets Inc., as the representatives of the several underwriters named therein.

4.1	Indenture, dated as of May 11, 2020, between Chevron Corporation and Deutsche Bank Trust Company Americas, as trustee.

4.2	First Supplemental Indenture, dated as of May 11, 2020, between Chevron Corporation and Deutsche Bank Trust Company Americas, as trustee.

4.3

Forms of 1.141% Notes Due 2023, Floating Rate Notes Due 2023, 1.554% Notes Due 2025, 1.995% Notes Due 2027, 2.236% Notes Due 2030, 2.978% Notes Due 2040 and 3.078% Notes Due 2050 (contained in Exhibit 4.2 hereto).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (contained in their opinion filed as Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2020

CHEVRON CORPORATION

	By	/s/ Christine L. Cavallo
	Name:	Christine L. Cavallo
	Title:	Assistant Secretary